                                  EXHIBIT 10.6

                                 LEASE AGREEMENT
                           OFFICE AND INDUSTRIAL SPACE


         THIS LEASE AGREEMENT is made and entered into as of the 11th day of May 1991, by and between GB Ventures ("Landlord"), whose address is 4875 Pearl East Circle, Suite 300, Boulder, CO 80301, and Atrix Laboratories, Inc. ("Tenant"), whose address is 1625 Sharp Point Drive, Fort Collins, CO 80525.

         In consideration of the covenants, terms, conditions, agreements and payments as herein set forth, the Landlord and Tenant hereby enter into the following Lease:

         1. DEFINITIONS. Whenever the following words or phrases are used in this Lease, said words or phrases shall have the following meanings:

         A. "Area" shall mean the parcel of land depicted on Exhibit "A" attached hereto and commonly known and referred to as Plum Tree Plaza, 2579 Midpoint Dr., Ft. Collins, Colorado. The Area includes the Leased Premises and one or more buildings. The Area may include Common Areas.

         B. "Building" shall mean a building located in the Area.

         C. "Common Areas" shall mean all entrances, exits, driveways, curbs, walkways, hallways, parking areas, landscaped areas, rest rooms, loading and service areas, and like areas or facilities which are located in the Area and which are designated by the Landlord as areas or facilities available for the nonexclusive use in common by persons designated by the Landlord.

         D. "Leased Premises" shall mean the premises herein leased to the Tenant by the Landlord.

         E. "Tenant's Prorata Share" as to the Building in which the Leased Premises are located shall mean an amount (expressed as a percentage) equal to the number of square feet included in the Leased Premises divided by the total number of leasable square feet included in said Building. The Tenant's Prorata Share as to Common Areas shall mean an amount (expressed as a percentage) equal to the number of square feet included in the Leased Premises divided by the total number of leasable square feet included in all Buildings located in the Area. The Tenant's Prorata Share for Common Areas may change from time to time as the leasable square footage in all Buildings located in the Area is increased or decreased.

         F. "Lease term" shall mean the period of time as defined in Paragraph 3.A. and shall also mean the period of time as defined in Paragraph 3.B., should Tenant exercise its rights to extend the Lease.

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         2. LEASED PREMISES. The Landlord hereby leases unto the Tenant, and the
Tenant hereby leases from the Landlord, the following described premises:

         Space F in Building 3, and all of Building 4 consisting of 23,200 square feet, all as depicted on Exhibit "B" attached hereto.

         3. TERM.

         A. Base Term. The term of this Lease shall commence at (i) the later of 12:00 noon on June 1, 1991, or (ii) 12:00 noon on the date upon which the Leased Premises are ready for occupancy (as defined in Paragraph 4.B. of this Lease), and, unless sooner terminated as herein provided for, shall end at 12:00 noon on June 1, 1998. Except as specifically provided to the contrary herein, and except for damages caused by fire or other casualty or other damage which is to be repaired by or at the expense of Landlord, the Leased Premises shall, upon the termination of this Lease, by virtue of the expiration of the Lease Term or otherwise, be returned to the Landlord by the Tenant in as good or better condition than when entered upon by the Tenant, ordinary wear and tear excepted.

         4. RENT. Tenant shall pay the following rent for the Leased Premises:

         A. Base Monthly Rent. Tenant shall pay to Landlord, without notice and without setoff, at the address of Landlord as herein set forth, the following Base Monthly Rent ("Base Monthly Rent"), said Base Monthly Rent to be paid in advance on the first day of each month during the term hereof. In the event that this Lease commences on a date other than the first day of a month, the Base Monthly Rent for the first month of the Lease Term shall be prorated for said partial month. Below is a schedule of Base Rental payments as agreed upon:


                                DURING LEASE TERM

  For Period                     To Period                  A Base Monthly
   Starting                        Ending                       Rent of
   --------                        ------                       -------
June 1, 1991                   November 1, 1992                  -0-
November 1, 1992               June 1, 1993                 $11,116.67 NNN
June 1, 1993                   June 1, 1994                 $15,466.67 NNN
June 1, 1994                   June 1, 1995                 $16,433.33 NNN
June 1, 1995                   June 1, 1996                 $17,400.00 NNN
June 1, 1996                   June 1, 1997                 $18,366.67 NNN
June 1, 1997                   June 1, 1998                 $19,333.33 NNN

         B. Lease Term Adjustment. If for any reason other than delays caused by or at the request of the Tenant, the Leased Premises are not ready for the occupancy on or before June 1, 1991, Tenant's rental obligations and other monetary obligations (i.e., taxes, utilities, common area maintenance, etc.) shall be abated in direct proportion to the number of days of delay. In such event, Base Monthly Rent due for the period starting October 1, 1992, shall be abated for a total number of days equal to the number of days of such delay. It is hereby agreed that the Leased Premises shall be deemed ready for occupancy on the date that (i) Landlord has received either a temporary certificate of occupancy or a certificate of occupancy from the City of Fort Collins; (ii) Landlord has delivered a true copy of said temporary certificate of occupancy or certificate of occupancy to the Tenant; (iii) Landlord has delivered to Tenant a certificate by Landlord's architect that the Leased Premises have been constructed in accordance with the plans and specifications approved by Tenant and (iv) the walk-through provided for in Paragraph B of Exhibit "C" of this Lease has been completed. The Lease Term may be similarly adjusted in the event that items identified in the walk-through to be conducted pursuant to Paragraph B of Exhibit "C" would unreasonably interfere with Tenant's use and occupancy of the Leased Premises.

         C. Total Net Lease. The Tenant understands and agrees that this Lease is a total net lease (a net, net, net lease"), whereby the Tenant has the obligation to reimburse the Landlord for Tenant's prorata share (as defined in Paragraph 1.E.) of all costs and expenses, (taxes, insurance, trash removal, Common Area operation and maintenance and like costs and expenses) actually incurred by the Landlord as a result of the Landlord's ownership and operation of the Area.

         5. SECURITY DEPOSIT. Landlord acknowledges receipt from the Tenant of the sum of Eleven Thousand One Hundred Sixteen and 67/100 Dollars ($11,116.67) to be retained by Landlord without responsibility for payment of interest thereon, until November 1, 1992 (subject to extension pursuant to the terms of Paragraph 4.B.) as security for performance of all the terms and conditions of this Lease Agreement to be performed by Tenant. Said sum shall be applied against the first installment of base monthly rent when such installment becomes due pursuant to the terms of Paragraphs 4.A. & 4.B. of this lease from and after the date on which said sum is so applied there shall be no security deposit required in connection with this lease. Deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Leased Premises (ordinary wear and tear excepted), and/or for any sum used in any manner to cure any default of Tenant under the terms of this Lease. Nothing herein contained shall limit the liability of Tenant as to any damage to the Leased Premises, and Tenant shall be responsible for the total amount of any damage and/or loss occasioned by actions of Tenant. Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Leased Premises in the event such interest shall be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

         6. USE OF PREMISES. Tenant shall use the Leased Premises only for general corporate headquarters of Tenant and for Tenant's Research & Development activities & for Manufacture & Distribution of Products and all related purposes and for no other purpose whatsoever except with the written consent of Landlord. Tenant shall not allow any accumulation of trash or debris on the Leased Premises or within any portion of the Area. All receiving and delivery of goods and merchandise and all removal of garbage and refuge shall be made only by way of the rear and/or other service door provided therefore. In the event the Leased Premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the Leased Premises shall be


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allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the Leased Premises nor shall Tenant permit any nuisance to be maintained on the Leased Premises or permit any disorderly conduct or other activity having a tendency to annoy or disturb any occupants of any part of the Area and/or any adjoining property.

         7. LAWS AND REGULATIONS; TENANT RESPONSIBILITY. Except for such matters relating to the construction, maintenance or for zoning matters or changes in the building code or requirements for occupancy, which matters shall be the responsibility of Landlord, the Tenant shall, at its sole cost and expense, comply with all laws and regulations of any governmental entity, board, commission or agency having jurisdiction over the Leased Premises. Tenant agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

         8. LANDLORD'S RULES AND REGULATIONS. Landlord reserves the right to adopt and promulgate rules and regulations applicable to the Leased Premises and from time to time amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto provided that the same apply uniformly to all Tenants of the Landlord in the Area and that such amendments or supplements do not materially affect Tenant's business or be at the cost of Tenant.

         9. PARKING. If the Landlord provides off-street parking for the common use of Tenants, employees and customers of the Area, the Tenant shall park all vehicles of whatever type used by Tenant and/or Tenant's employees only in such areas thereof as are reasonably designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant's employees park only in the areas so designated. Tenant shall, upon the request of the Landlord, provide to the Landlord license numbers of the Tenant's vehicles and the vehicles of Tenant's employees. Landlord shall provide Tenant a minimum of 60 employee parking spaces reasonably accessible to the Leased Premises.

         10. CONTROL OF COMMON AREAS; EXCLUSIVE CONTROL OF LANDLORD. All Common Areas shall at all reasonable times be subject to the reasonable exclusive control and management of Landlord, notwithstanding that Tenant and/or Tenant's employees and/or customers may have a nonexclusive right to the use thereof. Landlord shale have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of said facilities and Common Areas in a manner which will not increase the total cost to Tenant or otherwise interfere in any manner with Tenant's business.

         11. TAXES.

         A. Real Property Taxes and Assessments. The Tenant shall pay to the Landlord on the first day of each month beginning with the date Tenant accepts possession of the Leased Premises as additional rent, the Tenant's Prorata Share of all real estate taxes and special


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assessments levied and assessed against the Building in which the Leased
Premises are located and the Common Areas. If the first and last years of the Lease Term are not calendar years, the obligations of the Tenant hereunder shall be prorated for the number of days during the calendar year that this Lease is in effect. The monthly payments for such taxes and assessments shall be $1,527.33 until the Landlord receives the first tax statement for the referred-to properties. Thereafter, the monthly payments shall be based upon Tenant's prorata share of 1/12th of the prior year's taxes and assessments. Once each year the Landlord shall determine the actual Tenant's prorata share of Prorata Share of taxes and assessments for the prior year, and if the Tenant has paid less than the Tenant's Prorata Share for the prior year the Tenant shall pay the deficiency to the Landlord with the next payment of Base Monthly Rent, or, if the Tenant has paid in excess of the Tenant's Prorata Share for the prior year the Landlord shall forthwith refund said excess to the Tenant.

         B. Personal Property Taxes. Tenant shall be responsible for, and shall pay promptly when due, any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Leased Premises by Tenant.

         12. INSURANCE.

         A. Landlord's Insurance. The Landlord shall procure and maintain such fire and casualty, loss of rents and liability insurance as it, from time to time, deems proper and appropriate in reference to the Building in which the Leased Premises are located and the Common Areas. Such insurance shall not be required to cover any of the Tenant's property, and the Tenant shall have no interest in any of the proceeds of such insurance.

         B. Tenant's Insurance. Tenant shall, at its sole cost and expense, insure in an amount consistent with industry standards Tenant's inventory, fixtures, leasehold improvements and betterments located on the Leased Premises against loss resulting from fire or other casualty. Tenant shall procure, pay for and maintain, comprehensive public liability insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Leased Premises. Said liability policy shall be written on an "occurrence basis" with limits of not less than $1,000,000. combined single limit coverage. Certificates for such insurance shall be delivered to Landlord and shall provide that said insurance shall not be changed, modified, reduced or cancelled without 30 days' prior written notice thereof being given to Landlord.

         C. Tenant's High Pressure Steam Boiler Insurance. If Tenant makes use of any kind of steam or other high pressure boiler or other apparatus which presents a risk of damage to the Leased Premises or to the Building or other improvements of which the Leased Premises are a part or to the life or limb of persons within such premises, Tenant shall secure and maintain appropriate boiler insurance in an amount satisfactory to Landlord. The Landlord shall be named insured in any such policy or policies. Certificates for such insurance shall be delivered to Landlord and shall provide that said insurance shall not be changed, modified, reduced or cancelled without thirty (30) days' prior written notice thereof being given to Landlord.


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         D. Tenant's Share of Landlord Insurance. Tenant shall pay the Landlord as additional rent Tenant's Prorata Share of the insurance secured by the Landlord pursuant to 12.A. above. Payment shall be made on the first day of each month as additional rent. The monthly payments for such insurance shall be $232.00 until changed by Landlord as a result of an increase or decrease in the cost of such insurance.

         E. Mutual Subrogation Waiver. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing fire and extended coverage to either of them covering the Leased Premises, Buildings or other improvements thereon or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against the Landlord or Tenant by virtue of payments of any loss under such insurance. Such a waiver shall be effective so long as the Landlord and Tenant are empowered to grant such waiver under the terms of their respective insurance policy or policies and such waiver shall stand mutually terminated as of the date either Landlord or Tenant gives notice to the other that the power to grant such waiver has been so terminated.

         13. UTILITIES. Utilities for Tenant shall be separately metered, and Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, electric, sewer service and any other utility service used or consumed on the Leased Premises. Should Landlord elect to supply (and if, and only if, Tenant agrees to have Landlord supply) all or any of the utility services to be used or consumed on the Leased Premises, Tenant shall, within 10 days from presentation of the statement for such utility service, pay to Landlord, as additional rent under the terms hereof Tenant's prorata share of the amount of said statement if it represents utility service furnished to the Leased Premises only or prorata (___%) percent of said statement if it includes utility service to an area greater than the Leased Premises. Under no circumstances shall Tenant be responsible for duplicate payment of utilities charges. Said proration of utilities shall be reviewed by Landlord and Tenant at the end of the first year of occupancy, at which time Landlord and Tenant shall mutually determine if the present percentage of said total utilities is equitable in relation to the use of total services by all the Tenants and will be adjusted by Landlord, if necessary. The Tenant shall forthwith upon taking occupancy of the Leased Premises make arrangements with the Public Service Company, Mountain Bell or other appropriate utility company to pay the utilities used on the Leased Premises and to have the same billed to the Tenant at the address designated by the Tenant. Should there be a time where the Landlord remains responsible for utilities supplied to the Leased Premises, the Landlord shall bill the Tenant therefore, and the Tenant shall promptly reimburse the Landlord therefore. The parties acknowledge that Tenant's business relies heavily on the supply of the basic utilities, and, if the same are not supplied due to Landlord's negligence, then rent shall abate during such period and, if such continues for longer than 24 hours, the same shall be deemed a default by Landlord hereunder.

         In the event the utility company supplying water and/or sewer to the Leased Premises determine that an additional service fee, impact fee, and/or assessment, or any other type of payment or penalty is necessary due to Tenants use and occupancy of the Building, nature of operation and/or consumption of utilities, said expense shall be borne solely by the Tenant. Said


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expense shall be paid promptly and any repairs requested by the utility company shall be performed by Tenant immediately and without any delay.

         14. MAINTENANCE OBLIGATIONS OF LANDLORD.

         A. Except as herein otherwise specifically provided for, Landlord shall keep and maintain the roof and exterior of the Building and shall maintain and service the Area of which the Leased Premises are a part in good repair and condition as a Class A Industrial Park Plaza. Tenant shall repair and pay for any damage to roof, foundation and external walls caused by Tenant's action, negligence or fault.

         B. Heating and Air Conditioning Systems. Landlord shall maintain in good working condition the heating and air conditioning systems for the Leased Premises. Without limiting the foregoing, Landlord shall maintain temperature levels between 66(degree) and 75(degree)F at all times in the laboratory area. Landlord shall contract for the normal maintenance of the heating and air conditioning systems four times per year, on a quarterly basis. The cost for such normal maintenance shall be paid for by the Tenant within fifteen (15) days of written notification by the Landlord.

         15. MAINTENANCE OBLIGATIONS OF THE TENANT. Subject only to the maintenance obligations of the Landlord as herein provided for, the Tenant shall, during the entire Lease Term, including all extensions thereof, at the Tenant's sole cost and expense, keep and maintain the Leased Premises in good condition and repair, including specifically the following:

         A. Electrical Systems. After 270 days from commencement of this Lease, Tenant agrees to maintain in good working order and to make all required repairs and replacements to the electrical systems for the Leased Premises. Tenant upon signing this Lease acknowledges that Tenant has inspected the existing electrical systems and all such systems are in good repair and working order.

         B. Plumbing Systems. After 270 days from commencement of this Lease, Tenant agrees to maintain in good working order and to make all required repairs or replacements to the plumbing systems for the Leased Premises. Tenant upon signing this Lease acknowledges that Tenant has inspected the existing plumbing systems and all such systems are in good repair and working order.

         C. Inspections and Service. Upon termination of Lease Agreement, Tenant agrees, before vacating premises, to employ at Tenant's sole cost and expense, a licensed contractor to inspect, service and write a written report on the systems referred to in A, B and C of this Paragraph 15. Landlord shall have the right to order such an inspection if Tenant fails to provide evidence of such inspection, and, to follow the recommendations of such reports and to charge the expense thereof to the Tenant.


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         D. Tenant's Responsibility for Building and Area Repairs. Tenant shall be responsible for any repairs required for any part of the Building or Area of which the Leased Premises are a part if such repairs are necessitated by the negligence of Tenant.

         E. Cutting Roof. Tenant must obtain in writing the Landlord's approval prior to making any roof penetrations after Tenant occupancy. Failure by Tenant to obtain written permission to penetrate a roof shall relieve Landlord of any roof repair obligations as set forth in Paragraph 14 hereof. Tenant further agrees to repair, at its sole cost and expense, all roof penetrations made by the Tenant and to use, if so requested by Landlord, a licensed contractor selected by the Landlord to make such penetrations and repairs.

         F. Glass and Doors. The repair and replacement of all glass and doors on the Leased Premises shall be the responsibility of the Tenant unless necessitated by the actions or inaction of Landlord or its agents, whereupon Landlord shall be responsible for repair or replacement. Any such replacements or repairs shall be promptly completed at the expense of the Tenant.

         G. Liability for Overload. Tenant shall be responsible for the repair or replacement of any damage to the Leased Premises, the Building or the Area which result from the Tenant's movement of heavy articles therein or thereon. Tenant shall not overload the floors of any part of the Leased Premises.

         H. Inspection of Leased Premises. By taking possession of the Leased Premises, Tenant acknowledges that it has inspected the Leased Premises and accepts the Leased Premises in the condition that they exist as of the date of such possession, including but not limited to all mechanical, plumbing and electrical systems and the conditions of the interior except any incomplete or uncorrected items identified on the "punch list" prepared pursuant to the terms of Paragraph B of Exhibit "C" to this Lease. Notwithstanding the foregoing, Landlord warrants all mechanical, plumbing and electrical systems against defects in materials or workmanship for a period of two hundred seventy (270) days, beginning with the commencement of the Lease Term.

         I. Failure of Tenant to Maintain Premises. Should Tenant neglect to keep and maintain the Leased Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefore shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due.

         16. COMMON AREA MAINTENANCE. Tenant shall be responsible for Tenant's Prorata Share of the total costs incurred for the operation, ordinary maintenance and ordinary repair of the Common Areas, including, but not limited to, the costs and expenses incurred for the operation, maintenance and repair of parking areas (including restriping and repaving); removal of snow; utilities for common lighting and signs; insurance; trash removal; security to protect and secure the Area; common entrances, exits and lobbies of building; all common utilities, including water to maintain landscaping; replanting in order to maintain a smart appearance of


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landscape areas; supplies; depreciation on the machinery and equipment used in such operation, maintenance and repair; the cost of personnel to implement such services; and ten percent (10%) of all such operational, maintenance and repair costs to cover Landlord's administrative and overhead costs. These costs shall be estimated on an annual basis by the Landlord and shall be adjusted upward or downward, depending on the actual costs for the preceding twelve (12) months. Tenant shall pay monthly, commencing with the first month of the Lease Term, as additional rent due under the terms hereof, a sum equal to Tenant's Prorata Share of the estimated costs for said twelve (12) month period, divided by 12. The estimated initial monthly costs are $812.00. Once each year the Landlord shall determine the actual costs of the foregoing expenses for the prior year, and if the actual costs are greater than the estimated costs, the Tenant shall pay its Tenant's Prorata Share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Monthly Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith refund the amount of the Tenant's excess payment to the Tenant. In no event shall an upward annual adjustment exceed fifteen (15) percent.

         17. INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES-REGULAR, EMERGENCY, RELETTING. Upon reasonable notice, Landlord and/or Landlord's agents and employees shall have the right to enter the Leased Premises at all times during regular business hours and at all times during emergencies to examine the Leased Premises, to make such repairs, alterations, improvements or additions as Landlord deems necessary, and Landlord shall be allowed to take all materials into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and/or purchasers and may place upon the Leased Premises the usual notices indicating that the Leased Premises are for lease and/or sale. Any information pertinent to Tenant's business viewed or heard of as the result of any such entry by Landlord will be held in strict confidence by Landlord.

         18. ALTERATION-CHANGES AND ADDITIONS-RESPONSIBILITY. Unless the Landlord's approval is first secured in writing, which approval shall not be unreasonably withheld by Landlord, the Tenant shall not install or erect inside Permanent partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning or make any other changes or alterations to the interior or exterior of the Leased Premises. Any such changes or alterations shall be made at the sole cost and expense of the Tenant. At the end of this Lease, all such fixtures, equipment, additions, changes and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations and restore the Leased Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications thereto shall be the responsibility and the cost

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Landlord may also of Tenant. Landlord may require adequate security from Tenant assuring no mechanic's liens on account of work done on the Leased Premises by Tenant and may post the Leased Premises, or take such other action as is then permitted by law, to protect the Landlord and the Leased Premises against mechanic's liens. require adequate security to assure Landlord that the Leased Premises will be restored to their original condition upon termination of this Lease.

         19. SIGN APPROVAL. Except for signs which are located inside of the Leased Premises and which are not attached to any part of the Leased Premises, the Landlord must approve in writing any sign to be placed in or on the interior or exterior of the Leased Premises, regardless of size or value. Specifically, signs attached to windows of the Leased Premises must be so approved by the Landlord. Landlord agrees to the placement of no more than five exterior signs consistent with the sign criteria shown on Exhibit "D." Tenant shall, during the entire Lease Term, maintain Tenant's signs in a good condition and repair at his sole cost and expense. Tenant shall remove all signs at the termination of this Lease, at Tenant's sole risk and expense and shall in a workmanlike manner properly repair any damage and close any holes caused by the installation and/or removal of Tenant's signs. Tenant shall give Landlord prior notice of such removal, and the representative of landlord shall have the opportunity of being present when the signage is removed, or shall pre-approve the manner and materials used to repair damage and close the holes caused by removal.

         20. RIGHT OF LANDLORD TO MAKE CHANGES AND ADDITIONS. Landlord reserves the right at any time to make alterations or additions to the Building or Area of which the Leased Premises are a part. Landlord also reserves the right to construct other buildings and/or improvements in the Area and to make alterations or additions thereto, all as Landlord shall determine; provided, however, such construction costs shall not be passed to Tenant, and Tenant's common area maintenance charges shall not increase thereby. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Landlord further reserves the exclusive right to the roof of the Building of which the Leased Premises are a part. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements or Common Areas located in the Area; provided, however, that all such changes shall be in compliance with the requirements of governmental authorities having jurisdiction over the Area which materially affect Tenant's business operations and/or the Leased Premises.

         21. DAMAGE OR DESTRUCTION OF LEASED PREMISES. In the event the Leased Premises and/or the Building of which the Leased Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the Leased Premises are partially damaged by fire or other casualty, except if caused by Tenant's negligence, and said Leased Premises are not rendered untenantable thereby, as mutually determined by Landlord and Tenant, an appropriate abatement of reduction of the rent shall be allowed for the unoccupied portion of the Leased Premises until repair thereof shall be substantially completed. If Landlord elects to repair or restore the Leased Premises, Landlord shall begin such repair or restoration within 30 days following the occurrence of such damage, or upon the earlier receipt by Landlord of insurance proceeds therefor. If the Landlord elects to exercise the right herein vested in it to terminate this Lease as a result of damage to or destruction of the Leased Premises or the Building in which the Leased Premises are located, said election shall be made by giving notice thereof to the Tenant within thirty (30) days after the date of said damage or destruction. Rent shall abate during any such notice period.

         22. GOVERNMENTAL ACQUISITION OF PROPERTY. The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the Leased Premises, the Building, the Area or any part thereof, by any governmental body or other person or entity via the exercise of the power of eminent domain, it being understood and agreed that any financial settlement made or compensation paid respecting the land or improvements to be so taken, whether resulting from negotiation and agreement or legal proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum so paid. In the event of any such taking, this Lease shall terminate as of the earlier of the entry of an order of condemnation by a court of competent jurisdiction or the date possession is taken by the condemning person or authority, and Tenant shall thereupon be absolved from the obligation to pay any further rent under this Lease (except to the extent of any past due rental obligations). In the event of such termination, Tenant shall have a reasonable period of time to vacate the Leased Premises to the extent that Landlord has the right, power and authority to grant such additional time. Such taking of the property shall not be a breach of this Lease by Landlord nor give rise to any claims in Tenant for damages or compensation from Landlord. Nothing herein contained shall be construed as depriving the Tenant of the right to retain as its sole property any compensation paid for any tangible personal property owned by the Tenant which is taken in any such condemnation proceeding, nor shall the foregoing be construed as precluding Tenant from prosecuting any claim directly against the condemning person or authority for the value of its property or for moving, relocation expenses or other claims, provided such claims do not reduce or adversely affect the amount of the Landlord's award or settlement. Notwithstanding the extent of the Landlord's right and authority pursuant to the foregoing provisions, Landlord agrees to provide notice to Tenant, as soon as practicable, of any notification received by Landlord from any governmental agency or other authority of the intent to acquire the Leased Premises or any portion thereof by eminent domain. Landlord furthermore agrees to exercise good faith efforts, with respect to any negotiated settlement, to provide in such settlement for not less than one hundred eighty (180) days' advance notice to Tenant of the termination of this Lease.

         23. ASSIGNMENT OR SUBLETTING. Tenant may not assign this Lease, or sublet the Leased Premises or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld. Except as otherwise agreed to by landlord in any consent, no such assignment or subletting if approved by the Landlord shall relieve Tenant of any of the total rental obligations hereunder. Tenant shall have the absolute right to transfer and assign this Lease to any affiliate of Tenant, including, without limitation, any third party which purchases a majority of the stock of the Tenant or a majority of the assets of Tenant's Company.

         24. WARRANTY OF TITLE. Subject to the provisions of Paragraphs 25, 26 and 27 hereof, Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term of the Lease.

         25. ACCESS. Landlord shall provide Tenant nonexclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right, during the term of this Lease, to designate, and to change, such nonexclusive access.

         26. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgages, trust deeds or ground leases that may now exist or which may hereafter be placed upon said Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and failing to do so within ten (10) days after demand in writing, does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Area or in the building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of or in event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

         27. EASEMENTS. The Landlord shall have the right to grant any easement on, over, under and above the Area (but not through, over or on the Leases Premises) for such purposes as Landlord determines, provided that such easements do not materially interfere with Tenant's occupancy and use of the Leased Premises.

         28. TENANT'S HOLD HARMLESS AND INDEMNIFICATION AGREEMENT. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands, including court costs and attorney's fees, suffered or incurred by the Landlord, arising from activities of Tenant on the Leased Premises or in the Building or in the Area and/or on account of any operation or action by Tenant and/or from and against all claims arising from any breach or default on the part of Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees or invitees; or any accident, injury or death of any person or damage to any property in or about the Leased Premises, the Building or the Area.

         29. ACTS OR OMISSION OF OTHERS. The Landlord, or its employees or agents, or any of them, shall not be responsible or liable to the Tenant or to the Tenant's guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other part of the Area or by persons who are trespassers on or in the Area, or for any loss or damage caused or resulting from the bursting, stoppage, backing up or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts of the Landlord, its agents or contractors, or negligent failure to act in which event Landlord shall indemnify and hold harmless Tenant, its agents and employees from any such loss or damage.

         30. INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord not paid when due shall bear interest at two (2%) percent per month from fifteen
(15) days after the due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         31. HOLDING OVER-150% LAST MONTH'S RENT. If Tenant shall remain in possession of the Leased Premises for a period of 90 days after the termination of this Lease, whether by expiration of the Lease Term or otherwise, without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant. The rent rate during such holdover tenancy shall be equivalent to the 150% of the monthly rent paid for the last month of tenancy under this Lease, excluding any free rent concessions which may have been made for the last month of the Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period. Nothing contained in this Paragraph 31 shall be construed as an extension of this lease.

         32. MODIFICATION OR EXTENSIONS. No modification or extension of this Lease shall be binding upon the parties hereto unless in writing and unless signed by the parties hereto.

         33. STATUS STATEMENT OF LEASE. Tenant agrees upon request from time to time from Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications); that the Tenant has accepted and occupied the Leased Premises; that the Tenant has not paid rent in advance; that Tenant is not aware of prior assignments of this Lease by Landlord; that Tenant has no offsets against the rent or claims against Landlord; the amount of monthly rent due; and, the date to which rent and other charges have been paid.

         34. NOTICE PROCEDURE. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or an employee of Tenant or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at 2579 Midpoint Dr, Fort Collins, CO 80525 or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Landlord at 4875 Pearl East Circle, Suite 300, Boulder, CO 80301 or at such other place as Landlord from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing.

         35. MEMORANDUM OF LEASE-NOTICE TO MORTGAGEE. The Landlord and Tenant agree not to place this Lease of record, but upon the request of either party to execute and acknowledge so the same may be recorded a short form lease indicating the names and respective addresses of the Landlord and Tenant, the Leased Premises, the Lease Term, the dates of the commencement and termination of the Lease Term and options for renewal, if any, but omitting rent and other terms of this Lease. Tenant agrees to an assignment by Landlord of rents and of the Landlord's interest in this Lease to a mortgagee, if the same be made by Landlord. Tenant further agrees if requested to do so by the Landlord that it will give to said mortgagee a copy of any request for performance by Landlord or notice of default by Landlord; and in the event Landlord fails to cure such default, the Tenant will give said mortgagee a sixty (60) day period in which to cure the same. Said period shall begin with the last day on which Landlord could cure such default before Tenant has the right to exercise any remedy by reason of such default. All notices to the mortgagee shall be sent by United States registered or certified mail, postage prepaid, return receipt requested.

         36. CONTROLLING LAW. The Lease, and all terms hereunder shall be construed consistent with the of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Larimer County, Colorado and in no other jurisdiction.

         37. LANDLORD NOT A PARTNER WITH THE TENANT. Nothing contained in this Lease shall be deemed, held or construed as creating Landlord as a partner, agent, associate of or in joint venture with Tenant in the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

         38. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         39. DEFAULT-REMEDIES OF LANDLORD.

         A. The occurrence of any of the following shall constitute a default by Tenant under this Lease:

         (i) Failure to make due and punctual payment of rent, or any other amounts required to be paid hereunder, and such failure continues for fifteen (15) days following written notice thereof from Landlord to Tenant (provided that failure to make due and punctual payment of rent where abatement thereof is expressly permitted by the terms of this Lease shall not constitute a default); nor shall there be a default when, due to damage or destruction, the Leased Premises are untenantable; or

         (ii) Neglect or failure by Tenant to perform or observe any other term, covenant or condition of this Lease and failure by Tenant to remedy same within thirty (30) days following receipt of written notice from Landlord to Tenant specifying the alleged default; provided that if the default is of such a nature that it cannot reasonably be cured within said thirty (30) day period, Tenant shall not be considered in default under this Lease if Tenant commences to cure such default within said thirty (30) day period and diligently continues thereafter to complete said cure; or

         (iii) Adjudication of the Tenant as bankrupt or insolvent, or filing by or against Tenant of a petition in bankruptcy or for reorganization or for the adoption of any arrangement under the Bankruptcy Code which is not dismissed within forty-five (45) days after filing; application is made for the appointment of a receiver for the Tenant's business or property; or assignment by Tenant of its property for the benefit of its creditors; or

         (iv) The abandonment of the Leased Premises by Tenant for a period of time in excess of twenty-one (21) consecutive days.

         B. If Tenant shall commit any default under the terms of this Lease (as described in subparagraph A, above) to be kept and/or performed by Tenant, Landlord may upon three (3) days' prior written notice to Tenant, or at any time thereafter, reenter the Leased premises, remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the Leased Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, relet the Leased Premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rental, and expenses, commissions and charges paid by Landlord in reletting the Leased Premises. Any such reletting may be for the remainder of the Lease Term or for a longer or shorter period, in the discretion of Landlord. In lieu of reletting such Leased Premises, Landlord may occupy the same or cause the same to be occupied by others. Whether or not the Leased Premises or any part thereof be relet, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or such recovered possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any, unless waived by written notice from Landlord to Tenant. No action taken by Landlord to obtain possession of the Leased Premises and/or to recover any amount due to action taken by Landlord to obtain possession of the Leased Premises and/or to recover any amount due to Landlord hereunder shall be taken as a waiver of Landlord's right to require full and complete performance by Tenant of all terms hereof, including payment of all amounts due hereunder or as an election on the part of the Landlord to terminate this Lease Agreement. If the Leased Premises shall be reoccupied by the Landlord, then, from and after the date of repossession, the fair market value of such occupancy shall be used to mitigate Landlord's damages hereunder. If the Leased Premises are reoccupied by the Landlord pursuant hereto, and regardless of whether the Leased Premises shall be relet or possessed by Landlord, all fixtures, additions, furniture and the like then on the Leased Premises which have been abandoned by Tenant may be retained by Landlord. For purposes hereof any fixtures, additions, furniture and the like remaining on the Leased Premises five (5) days after reletting or possession by Landlord shall be conclusively deemed to have been abandoned by Tenant. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord, has abandoned the Leased Premises, Landlord shall have the right upon fifteen (15) days' prior written notice to Tenant, to remove all the Tenant's property from the Leased Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken.

         C. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Lease Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord's option, with or without notice (except as may be required by Colorado law), Landlord may terminate this Lease and immediately retake possession of the Leased Premises without the same working any forfeiture of the obligations of Tenant hereunder.

         D. In addition to the remedies granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available under the laws of statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at all or in equity or by statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as Landlord may deem expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rent by Landlord shall not be deemed to be a waiver of any breach of any other covenants herein contained or of any of the rights of Landlord to any remedies herein given.

         E. None of the provisions of this Paragraph 39 shall be construed as constituting a waiver by Tenant of any notice to which Tenant may be entitled pursuant to Colorado law.

         F. Acceleration of Rent. If Tenant shall, for any reason, vacate the Leased Premises for a period of time in excess of twenty-one (21) consecutive days, before the current expiration date, Landlord shall have the right to accelerate rental payments and any and all future rent payments due during the course of the Lease Term shall become immediately payable in full to the Landlord, subject to reduction to reflect a discount to present value (to the date payment is made) of the sums payable and further subject to reduction to reflect a credit for any amounts received by Landlord upon reletting the Leased Premises, but only to the extent that such amount exceed the costs incurred by the Landlord in retaking possession, reletting the Leased Premises and repairing, improving, altering or otherwise making the Leased Premises ready for such reletting. Landlord shall make reasonable efforts to relet the Leased Premises if Tenant vacates the Leased Premises before the current expiration date provided that "reasonable efforts" shall not be construed as requiring Landlord to incur costs to repair, improve, alter or otherwise make the Leased Premises ready for such reletting.

         G. Landlord Defaults. Landlord shall be in default of this Lease (i) if Landlord fails to discharge, as and when due, any obligations imposed by a mortgage or deed of trust to which this Lease is subordinate, or (ii) if Landlord fails to pay any taxes, assessments or utilities affecting the Leased Premises or the Area for which the Landlord is responsible under the terms of this Lease, or (iii) if Landlord fails to make any repairs or undertake any maintenance for which Landlord is responsible under the terms of this Lease, provided that Landlord shall not be so in default unless it fails to cure any such default within thirty (30) days after written notice thereof is given by Tenant to Landlord, or (iv) with respect to defaults of a nature which cannot be reasonably cured within thirty (30) days, Landlord has begun attempts to cure such default and has continued with reasonable diligence to cure such default thereafter). In the event of such default by Landlord, Tenant may (but shall not be obligated to) discharge such obligations by making such payments or accomplishing such repairs or maintenance, as may be appropriate. Any sums so advanced by Tenant (together with interest thereon at the rate of twelve percent (12% per annum)) shall be payable to Tenant by Landlord upon five (5) days' written notice (with supporting documentation). If Landlord fails to reimburse Tenant upon such notice, Tenant shall have the right to withhold from the next rental payment(s) due the same owed to Tenant until Tenant is reimbursed in full for all advances (with interest).

Tenant shall also provide written notice of any default to the holder of record of any first mortgage or deed of trust covering the Leased Premises if such holder has provided written notice to Tenant of the existence of its first mortgage or deed of trust, which notice shall be given simultaneously with any notice to Landlord hereunder. In the event Tenant makes any payment on account of Landlord's default in payment of the obligations secured by a mortgage or deed of trust to which this Lease is subordinate, Tenant shall not in such event by subrogated to any lien, interest or right of the holder of any such mortgage or deed of trust unless Tenant pays such mortgage or deed of trust in full and receives an assignment thereof, except under circumstances where Tenant has cured or redeemed the property in connection with foreclosure proceedings (but which cure shall not be deemed to subordinate the lien of the mortgage or deed of trust so cured to any rights of Tenant).

         40. LEGAL PROCEEDINGS-RESPONSIBILITIES. In the event of proceeding at law or in equity by either party hereto, the defaulting party shall pay all costs and expenses, including all reasonable attorney's fees incurred by the non-defaulting party in pursuing such remedy, if such non-defaulting party is awarded substantially the relief requested.

         41. ADMINISTRATIVE CHARGES. In the event any check, bank draft or negotiable instrument given for any money payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, (i) to make an administrative charge of $100.00 or three times the face value of the check, bank draft or negotiable instrument, whichever is smaller, and (ii) at Landlord's sole option, to require Tenant to make all future rental payments in cash or cashier's check.

         42. HAZARDOUS MATERIALS AND ENVIRONMENTAL CONSIDERATIONS.

         A. Tenant covenants and agrees that Tenant and its agents, employees, subcontractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Tenant furthermore covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Leased Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Leased Premises, except in full compliance with any applicable Hazardous Materials Laws. Landlord expressly acknowledges that Tenant is engaged in the business of research and development which necessarily involves the use of certain organic compounds and chemicals which may themselves be, or may produce certain byproducts which may be considered Hazardous Materials as follows: Methenol (100 liters/month), Acetonitrile (50 liters/month), Ethyl Acetate (10 liters/month), Chloroform (10 liters/month), N-methylpyrrolidone (25 liters/month), Methylene chloride (4 liters/month), Xylene (4 liters/month), Toluene (1 liter/month), Acetone (10 liters/month), Tetrahydrofuron (4 liters/month), Dimethyl sulfoxide (2 liters/month), I-propanol (1 liter/month), and Isopropanol (10 liters/month). None of the provisions of this Lease shall be construed as prohibiting the lawful use by Tenant of said chemicals or compounds in connection with its operations on the Leased Premises. Any Hazardous Materials located on the Leased Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant's expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws and in such a way as not to interfere with any other tenant's use of its premises. Upon breach of any covenant contained herein, Tenant shall, at Tenants's sole expense, cure such breach by taking all action prescribed by and applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matter.

         B. Landlord acknowledges that Tenant has informed Landlord that Tenant intends to use, generate, handle, store or dispose of certain Hazardous Materials, on or about or transport same from, the Leased Premises. Tenant shall inform Landlord of any additional Hazardous Materials that it intends to use, generate, handle, store or dispose of, on or about or transport from, the Leased Premises and of Tenant's discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Leased Premises. Tenant shall promptly take any and all necessary preventive and/or remedial action in response to the presence, storage, use, disposal, transportation or discharge of any Hazardous Materials on, under, or about the Leased Premises and shall take such preventive or remedial action in good faith so as to minimize any impairment to the Leased Premises and any adjoining premises owned by Landlord. In the event Tenant undertakes any remedial action with respect to any Hazardous Materials on, under or about the Leased Premises, Tenant shall conduct and complete such remedial action (i) in compliance with all applicable Hazardous Materials Laws and (ii) in accordance with the lawful orders and directives of all federal, state, and local governmental authorities or political subdivisions asserting jurisdiction over the Leased Premises.

         C. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including, without limitation, diminution on value of the Leased Premises, damages for loss or restriction on use of all or part of the Leased Premises, conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorneys' fees, consultant fees and expert fees) which arise as a result of covenants or any other violation of Hazardous Materials Laws by Tenant. The foregoing indemnification shall also accrue to the benefit of the employees, agents officers, directors and/or partners of Landlord.

         D. Upon termination of this Lease (unless by purchase of the Leased Premises by Tenant) and/or vacation of the Leased Premises, Tenant covenants and agrees that it shall properly remove and dispose of all Hazardous Materials from the Leased Premises. Landlord shall have the right, but not the obligation, to cause an environmental audit report to be prepared by a professional consultant satisfactory to Landlord in order to determine whether the Leased Premises and surrounding areas have been subjected to environmental contamination or violation of any Hazardous Materials Laws caused by Tenant's use and occupancy of the Leased Premises. Without limiting Tenant's obligations with respect to remediation if Landlord causes such audit to be conducted by the earlier of sixty (60) days following termination of this Lease or occupancy of the Leased Premises by a subsequent Tenant, and if such audit discloses that further remediation is required (the cost of which remediation exceeds Ten Thousand Dollars ($10,000.00)), Tenant shall reimburse Landlord for the actual cost of obtaining such audit report but not to exceed Five Thousand Dollars ($5,000.00).

         E. "Hazardous Materials" shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Leased Premises or to persons on or about the Leased Premises or would cause a violation of or is regulated by any Hazardous Materials Laws, and (b) any chemical, material or substance defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "regulated substances," or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response. Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sec. 6991 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; and Sections 25-15-101, et seq., 25-16-101, et seq., 25- 7-101, et seq., and
25-8-101, et seq., of the Colorado Revised Statutes. "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, rules, regulations or policies (including, but not limited to, those laws specified above) relating to the environment, health and safety or the use, handling, transportation, production, disposal, discharge or storage or Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Leased Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as may hereafter be enacted or adopted during the term of this Lease.

         F. With the exception of any holding tanks or barrels required by the City of Fort Collins or other appropriate governmental authority (or as otherwise required by any other applicable Hazardous Materials Laws) (to which Landlord hereby consents), Tenant further covenants and agrees that it shall not install any storage tank (whether above or below the ground) on the Leased Premises without obtaining the prior written consent of the Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other things, compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibility requirements.

         G. All obligations of Tenant under this Paragraph 42 shall survive the expiration of this Lease or its earlier termination for any reason.

         H. Notwithstanding the foregoing, the parties acknowledge and agree that Tenant shall have no liability with respect to Hazardous Materials located in, on or under the Leased Premises prior to commencement of the term of this Lease nor for violations of Hazardous Materials Laws which occurred prior to commencement of this Lease.

         In addition, Landlord represents and warrants to the Tenant that, to the best of Landlord's knowledge, after inquiry:

         (i) The Leased Premises are not the subject of any pending or threatened claim, lawsuit, agency proceeding or other legal or administrative action or investigation arising out of or in connection with any Hazardous Materials Laws or purported violation thereof;

         (ii) no Hazardous Materials have been stored in, on or under the Leased Premises or generated, stored or disposed therein or thereon; and

         (iii) as of the date of this Lease, the Leased Premises are not in violation of any Hazardous Materials Laws; and no governmental agency has issued any notice claiming that the Leased Premises or any condition therein or thereon violates any Hazardous Materials Laws.

         43. ENTIRE AGREEMENT. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions and understandings between Lessor and/or its agents and Lessee relative to the Leased Premises and that there are no promises, agreements, conditions or understandings either oral or written, between them other than are herein set forth.

         44. ESTOPPEL CERTIFICATES. Within no more than five days after receipt of written request, the Tenant shall furnish to the owner a certificate, duly acknowledged, certifying, to the intent true:


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
         A. that this Lease is in full force and effect;

         B. that the Tenant knows of no default hereunder on the part of the owner, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail;

         C. the amount of the rent being paid and the last date to which rent has been paid;

         D. that this Lease has not been modified, or if it has been modified, the terms and dates of such modifications;

         E. that the term of this Lease has been commenced;

         F. the commencement and expiration dates;

         G. whether all work to be performed by the owner has been completed;

         H. whether the renewal term option has been exercised if applicable;

         I. whether there exist any claims or deductions from, or defenses to, the payment of rent; and

         J. such other matters as may be reasonably requested by owner.

If the Tenant fails to execute and deliver to the owner a completed certificate as required under this section, the Tenant hereby appoints the owner as its Attorney-In-Fact to execute and deliver such certificate for and on behalf of the Tenant.

         45. FINANCIAL STATEMENTS. As requested by the Landlord, Tenant shall provide copies of its most recent financial statements and shall also provide Landlord with up to three (3) prior years of financial statements, if so requested.

         46. LEASE EXHIBITS ATTACHED. This Lease includes the following Lease Exhibits which are incorporated herein and made a part of this Lease Agreement:

         Exhibit "A" - Site Plan Depicting Area

         Exhibit "B" - Interior Space Plan

         Exhibit "C" - Landlord and Tenant's Construction Obligations

         Exhibit "D" - Sign Code Obligations

         Exhibit "E" - Additional Terms and Conditions

         47. MISCELLANEOUS. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

WITNESS:                                             LANDLORD:

                                                     GB VENTURES
________________________________



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
As to Landlord                                       By_________________________

________________________________
As to Landlord


WITNESS:                                             TENANT:

                                                     ATRIX LABORATORIES, INC.
________________________________
As to Tenant                                         By_________________________

________________________________
As to Tenant

The W.W. Reynolds Companies
R. December 3, 1990

                                 LEASE ADDENDUM

         This Lease Addendum is made and entered into this ____ day of May 1996, by and between GB Ventures ("Landlord") and Atrix Laboratories, Inc. ("Tenant") as a supplement to the Lease Agreement by and between Landlord and Tenant dated May 11, 1991.

PREMISES:                           The Leased Premises presently consist of
                                    approximately 23,200 square feet and are comprised of Suite F of Building 3 and all of Building 4 of Plum Tree Plaza, Fort
                                    Collins, Colorado.

                                    The new Leased Premises consist of
                                    approximately 24,580 square feet and are comprised of Suites E and F of Building 3 and all of Building 4 of Plum Tree Plaza, Fort Collins, Colorado.

                                    To further clarify, Tenant shall rent an additional 1,380 square feet adjacent to its present Premises. Tenant shall lease the additional space as is.

                                    Tenant shall begin paying for the additional square footage on June 1, 1996 and continue through the end of the original Lease Term, i.e., June 5, 1998.

BASE RENTAL RATE:                   The base monthly rental rate for the
                                    additional square footage shall be:

                                    June 1, 1996 to June 1, 1997 $948.75 per
                                    month NNN

                                    June 1, 1997 to June 1, 1998 $977.50 per
                                    month NNN

                                    NNN: As called for in the original Lease, Tenant shall be responsible for the prorated amount for common area maintenance, insurance, taxes and building water.

OTHER TERMS AND
  CONDITIONS:                       All other terms and conditions of the Lease
                                    Agreement dated May 11, 1991 which is not superseded by this Lease Addendum shall remain the same.

CONTINGENCY:                        This Lease Addendum shall be contingent upon
                                    receiving a Lease Termination Agreement by and between Landlord and Christian
                                    Chiropractors by May 10, 1996. If such Lease
                                    Termination Agreement is not executed this Lease Addendum shall be null and void.

LANDLORD:                                    TENANT:

GB VENTURES                                  ATRIX LABORATORIES, INC.


By______________________________             By_________________________________


________________________________             ___________________________________
Date                                         Date


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